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[CANADA LOGO] INDUSTRY CANADA    INDUSTRIE CANADA                  EXHIBIT 3.19


CERTIFICATE                              CERTIFICAT
OF INCORPORATION                         DE CONSTITUTION

CANADA BUSINESS                          LOI CANADIENNE SUR
CORPORATIONS ACT                         LES SOCIETES PAR ACTIONS

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3351611 CANADA INC.                          335161-1


-------------------------------------     -------------------------------------
Name of corporation-denomination de       Corporation number-Numero de la
societe                                   societe


I hereby certify that the above-named     Je certifie que la societe
corporation, the articles of              susmentionnee, dont les statuts
incorporation of which are attached,      constitutifs sont joints, a ete
was incorporated under the CANADA         constituee en societe en vertu de la
BUSINESS CORPORATIONS ACT.                LOI CANADIENNE SUR LES SOCIETES PAR
                                          ACTIONS.



     /s/ [illegible]                      March 3, 1997/le 3 mars 1997

  Director - Directeur                    Date of Incorporation - Date de
                                          constitution

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[CANADA LOGO]

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                               CANADA BUSINESS
                              CORPORATIONS ACT
                                   FORM 1
                          ARTICLES OF INCORPORATION
                                  (SECTION 6)
                          -------------------------


1  - NAME OF CORPORATION

          3351611     CANADA INC.

2  - THE PLACE IN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

     Metropolitan Region of Montreal, Province of Quebec

3  - THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
     AUTHORIZED TO ISSUE

     Unlimited number of common shares;
     Unlimited number of class A preferred shares; and Unlimited number of class B preferred shares.

I. THE COMMON SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

     (a) Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the CANADA BUSINESS CORPORATIONS ACT (hereinafter referred to as the "Act")).

     (b) The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares and the class B preferred shares, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation.


21738.  (FS03)


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                                    - 2 -

    (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares and the class B preferred shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

II. THE CLASS A PREFERRED SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITONS:

    (a) Subject to the provisions of the Act or as otherwise expressly provided herin, the holders of the class A preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

    (b) The holders of the class A preferred shares shall be entitled to receive, during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class B preferred shares, the common shares or any other shares ranking junior to the class A preferred shares, non-cumulative dividends at a rate ranging between 0% and 10% per annum calculated on the class A prefered redemption price (as hereinafter defined in paragraph II. (h)) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class A preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

    (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class A preferred shares shall be entitled to receive for each class A preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class B preferred shares, the common shares or any other shares ranking junior to the class A preferred shares, an amount equal to the class A preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.


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                                    - 3 -

    (d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class A preferred shares on payment of the class A preferred redempton price for each class A preferred share to be redeemed, plus all declared and unpaid dividends thereon (for purposes of paragraphs II. (e), (f) and (g), the "redemption price").

    (e) Before redeeming any class A preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class A preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class A preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof to be so redeemed; on or after the date so specified for redemption, the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class A preferred shares to be redeemed, the whole on presentation and surrender of the certificates for the class A preferred shares so called for redemption at the registered office of the Corporation or at such other place or places and may be specified in such notice, and the certificates for such class A preferred shares shall thereupon be cancelled, and the class A preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class A preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the corporation shall have the right to deposit the redemption price of the class A preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid without interest, to or to the order of the respective holders of such class

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                                    - 4 -

         A preferred shares called for redemption, the whole upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class A preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class A preferred shares, the whole against presentation and surrender of the certificates representing such class A preferred shares. If less than all the class A preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class A preferred shares unanimously agree to the adoption of another method of selection of the class A preferred shares to be redeemed. If less than all the class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

    (f) A holder of class A preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of class A preferred shares registered in the name of such holder by tendering to the Corporation, at its registered office, the share certificate(s) representing the class A preferred shares which the registered holder desires to have the Corporation redeem, which share certificates shall be accompanied by a request in writing specifying (i) the number of class A preferred shares which the registered holder desires to have redeemed by the Corporation and
         (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such class A preferred shares, which redemption date shall not be less than five (5) days after the day on which the said request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the class A Preferred shares which the registed holder desires to have the Corporation redeem, together with the said written request, the Corporation shall on, or at its option, before, the redemption date redeem such class A preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemtion price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said class A preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and, from and after such date,

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                                    - 5 -

         such class A preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class A preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem class A preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class A preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such class A preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys so allocated. If less than all the class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

    (g) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class A preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class A preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class A preferred shares a the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class A preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

    (h) For the purposes of the foregoing paragraphs II. (b), (c) and (d), the "class A preferred redemption price" of each class A preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and evaluation principles.

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                                      - 6 -

         The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding subparagraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to have been the fair market value of the consideration received by the Corporation upon the issuance of such class A preferred share. Such final determination shall reflect any assessment by the Minister of National Revenue or other taxing authority to which no appeal is taken or any agreement reached by the Corporation or any holder of a class A preferred share and a said taxing authority in settlement of a dispute regarding such assessment or proposed assessment, or any decision by a court or tribunal of competent jurisdiction regarding the fair market value of the class A preferred share or the consideration received by the Corporation upon the issuance of such class A preferred share to which no appeal may be taken or the period during which an appeal may be taken has expired.

         In the event that, subsequent to any redemption of class A preferred shares, the class A preferred redemption price of each class A preferred share is adjusted pursuant to a revision of fair market value as aforementioned, either the Corporation shall pay out to the former holders of such redeemed class A preferred shares or the said former holders of the redeemed class A preferred shares will reimburse the Corporation as the case may be, the difference between the class A preferred redemption price of the said class A preferred shares as adjusted and the amount paid by the Corporation upon redemption, within sixty (60) days from the date of adjustment of the class A preferred redemption price.

    (i) In the event that only part of the amount of the consideration received by the Corporation for any class A preferred shares issued by the Corporation is added to the stated capital account of the class A preferred shares, such class A preferred shares shall be deemded to have been issued for the full amount of the consideration received, for all purposes of the articles (except only with respect to the stated capital of such class A preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

    (j) No change to any of the provisions of paragraphs II. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class A preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class A preferred shares in addition to any other approval required by the Act.

III. THE CLASS B PREFERRED SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

    (a) Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class B preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

    (b) The holders of the class B preferred shares shall be entitled to receive, during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the common shares or any other shares ranking junior to the class B preferred shares, but after payment of dividends to the holders of the class A preferred shares, non-cumulative dividends at a rate ranging between 0% and 10% per annum calculated on the class B preferred redemption price (as hereinafter defined in paaragraph III. (h)) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class B preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

    (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Coroporation among shareholders for the purpose of winding-up its affairs, the holders of the class B preferred shares shall be entitled to receive for each class B preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the common shares or any other shares ranking junior to the class B preferred shares, but after distribution to the holders of the the class A preferred shares, an amount equal to the class B preferred redemption price plus all declared and unpaid dividends theron, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

    (d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class B preferred shares on payment of the class B preferred redemption price for each class B preferred share to be redeemed, plus all declared and unpaid dividends thereon (for purposes of paragraphs III. (e), (f) and (g), the "redemption price").

    (e) Before redeeming any class B preferred shares, the Corporation shall mall or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class B preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class B preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof to be so redeemed; on or after the date so specified for redemption, the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class B preferred shares to be redeemed, the whole on presentation and surrender of the certificates for the class B preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class B preferred shares shall thereupon be cancelled, and the class B preferred shares represendted thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class B preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders therof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of

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                                    - 9 -

         the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class B preferred shares called for redemption in a specified account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class B preferred shares called for redemption, the whole upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class B preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class B preferred shares, the whole against presentation and surrender of the certificates representing such class B preferred shares. If less than all the class B preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class B preferred shares unanimously agree to the adoption of another method of selection of the class B preferred shares to be redeemed. If less than all the class B preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

    (f) A holder of class B preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the class B preferred shares registered in the name of such holder by tendering to the Corporation, at its registered office, the share certificate(s) representing the class B preferred shares which the registered holder desires to have the Corporation redeem, which share certificates shall be accompanied by a request in writing specifying (i) the number of class B preferred shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such class B preferred shares, which redemption date shall not be less than five (5) days after the day on which the said request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the class B preferred shares which the registered holder desires to have the Corporation redeem, together with the said written request, the Corporation shall on, or at its option, before, the redemption date redeem such class B

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                                    - 10 -

          preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said class B preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and, from and after such date, such class B preferred shares cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class B preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem class B preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class B preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such class B preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys so allocated. If less than all of the class B preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

     (g) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class B preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class B preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class B preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class B preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

     (h) For the purposes of the foregoing paragraphs III. (b) and (d), the "class B preferred redemption price" of each class B preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or
          (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

          The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding subparagraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to have been the fair market value of the consideration received by the Corporation upon the issuance of such class B preferred share. Such final determination shall reflect any assessment by the Minister of National Revenue or other taxing authority to which no appeal is taken or any agreement reached by the Corporation or any holder of a class B preferred share and a said taxing authority in settlement of a dispute regarding such assessment or proposed assessment, or any decision by a court or tribunal of competent jurisdiction regarding the fair market value of the class B preferred share or the consideration received by the Corporation upon the issuance of such class B preferred share to which no appeal may be taken or the period during which an appeal may be taken has expired.

          In the event that, subsequent to any redemption of class B preferred shares, the class B preferred redemption price of each class B preferred share is adjusted pursuant to a revision of fair market value as aforementioned, either the Corporation shall pay out to the former holders of such redeemed class B preferred shares or the said former holders of the redeemed class B preferred shares will reimburse the Corporation as the case may be, the difference between the class B preferred redemption price of the said class B preferred shares as adjusted and the amount paid by the Corporation upon redemption, within sixty (60) days from the date of adjustment of the class B preferred redemption price.

     (i) in the event that only part of the amount of the consideration received by the Corporation for any class B preferred share issued by the Corporation is added to the stated capital account of the class B preferred shares, such class B preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class B preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

     (j)  No change to any of the provisions of paragraphs III. (a) to
          (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class B preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class B preferred shares, in addition to any other approval required by the Act.

4.        RESTRICTIONS IF ANY ON SHARE TRANSFERS

          No share in the share capital of the Corporation shall be transferred nor shall it be assigned without the approval of the directors certified by a resolution of the board of directors.

5.        NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

          A minimum of one (1) director and a maximum of ten (10) directors.


6.        RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

          None.


7.        OTHER PROVISIONS IF ANY

          (1) the number of the shareholders of the Corporation is limited to fifty (50) exclusive of present or former employees of the Corporation or of a

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                                    - 13 -

          subsidiary of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder;

     (2) any distribution of securities to the public or invitation to the public to subscribe for the Corporation's securities is prohibited; and

     (3) the directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8.   INCORPORATORS

     NAME                       ADDRESS

     Sylvie Bordet              1155 Rene-Levesque Boulevard West
                                40th Floor
                                Montreal, Quebec
                                H3B 3V2


SIGNATURE

/s/ Sylvie Bordet
------------------------
Sylvie Bordet



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                         FOR DEPARTMENTAL USE ONLY

Corporation No. 335161-1                         Filed Mar-4 1997